Exhibit 99.1

   99.1 Balance sheets of NetOps as of December 31, 1999 and December 31, 1998, and the related statements of operations, changes in stockholders' deficit and cash flows for the years then ended.


NetOps Corporation

Financial Statements
December 31, 1999 and 1998

                        Report of Independent Accountants

To the Board of Directors and Stockholders of NetOps Corporation

In our opinion, the accompanying balance sheet and the related statements of operations, changes in stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of NetOps Corporation at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared on the assumption that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses from operations and has a stockholders' deficiency at December 31, 1999 and expects to incur additional operating losses and negative cash flows for the foreseeable future, which raise substantial doubt about its ability to continue as a going concern. The Company's plans in this regard are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Stamford, Connecticut
May 17, 2000

NetOps Corporation
Balance Sheet
--------------------------------------------------------------------------------

                                                                                        December 31,
                                                                                     1999           1998
Assets
Current assets:
  Cash and cash equivalents                                                      $ 1,125,200    $ 4,733,300
  Accounts receivable                                                              1,500,500         76,700
  Loan receivable from employees                                                          --          1,300
  Prepaid expenses and other current assets                                           98,900         51,000
                                                                                 -----------    -----------
     Total current assets                                                          2,724,600      4,862,300

Property and equipment, net (Note 4)                                                 339,800        225,200
Long-term deposits                                                                    13,600         13,600
                                                                                 -----------    -----------
                                                                                 $ 3,078,000    $ 5,101,100
                                                                                 ===========    ===========
Liabilities, Mandatorily Redeemable Preferred Stock and
  Stockholders' Deficit
Current liabilities:
  Accounts payable and accrued expenses (Note 5)                                 $   410,400    $   110,500
  Deferred revenue                                                                   192,000         84,700
                                                                                 -----------    -----------
     Total current liabilities                                                       602,400        195,200
                                                                                 -----------    -----------

Commitments (Note 11)

Series A mandatorily redeemable convertible preferred stock, 1,500,000 shares authorized, issued and outstanding at December 31, 1999 and
  1998, liquidation preference of $1,866,500 at December 31, 1999 (Note 7)         1,702,600      1,504,900
                                                                                 -----------    -----------

Series B mandatorily redeemable convertible preferred stock, 7,044,872 shares authorized; 3,365,384 shares issued and outstanding at December 31, 1999 and
  1998, liquidation preference of $6,060,100
  at December 31, 1999 (Note 7)                                                    5,878,300      5,196,600
                                                                                 -----------    -----------

Stockholders' deficit:
Common stock, $0.01 par value, 20,000,000 shares authorized; 4,519,329 and
   4,429,329 shares issued and outstanding at
   December 31, 1999 and 1998, respectively (Note 8)                                  45,200         44,300
Additional paid-in capital                                                         1,015,400        414,300
Deferred compensation                                                                (86,800)       (14,900)
Accumulated deficit                                                               (6,079,100)    (2,239,300)
                                                                                 -----------    -----------
     Total stockholders' deficit                                                  (5,105,300)    (1,795,600)
                                                                                 -----------    -----------

     Total liabilities, mandatorily redeemable preferred stock
      and stockholders' deficit                                                  $ 3,078,000    $ 5,101,100
                                                                                 ===========    ===========

   The accompanying notes are an integral part of these financial statements.

NetOps Corporation
Statement of Operations
--------------------------------------------------------------------------------

                                                       Year ended December 31,
                                                         1999           1998
Revenues:
 Software                                            $ 1,452,100    $        --
 Consulting                                              994,400        721,900
 Hardware                                                 53,700         52,400
                                                     -----------    -----------
                                                       2,500,200        774,300
                                                     -----------    -----------
Costs and expenses:
 Cost of software revenues                               103,900             --
 Cost of consulting revenues                             848,200        334,500
 Cost of hardware revenues                                53,700         38,500
 Sales and marketing                                   1,205,000        375,100
 General and administrative                            2,566,000      1,172,900
 Research and development                                838,200        361,700
                                                     -----------    -----------
                                                       5,615,000      2,282,700
                                                     -----------    -----------

Loss from operations                                  (3,114,800)    (1,508,400)
                                                     -----------    -----------

Other income (expense), net                               39,700             --
Interest income                                          114,700         24,000
Interest expense                                              --        (69,000)
                                                     -----------    -----------
Loss before income tax                                (2,960,400)    (1,553,400)
                                                     -----------    -----------

Income tax benefit (Note 10)                                  --             --
                                                     -----------    -----------

Net loss                                              (2,960,400)    (1,553,400)

Accretion on Series A and B mandatorily redeemable
 convertible preferred stock                            (879,400)      (191,200)
                                                     -----------    -----------

Net loss applicable to common stock                  $(3,839,800)   $(1,744,600)
                                                     ===========    ===========

   The accompanying notes are an integral part of these financial statements.

NetOps Corporation
Statement of Changes in Stockholders' Deficit
For the Years Ended December 31, 1999 and 1998
--------------------------------------------------------------------------------

                                                                          Additional
                                                         Common Stock       Paid-in     Deferred     Accumulated
                                                      Shares   Par Value    Capital   Compensation     Deficit         Total
                                                    --------------------  ----------  ------------  ------------   ------------

Balance at December 31, 1997                        3,887,500   $38,900   $   60,500   $ (43,900)   $  (494,700)   $  (439,200)

Issuance of common stock to employees                 233,250     2,300       56,000     (57,800)            --            500
Series A mandatorily redeemable convertible
  preferred stock dividend                            308,579     3,100      172,800          --             --        175,900
Issuance of warrants as consideration for sales
  channel partner services                                 --        --      125,000          --             --        125,000
Amortization of restricted stock compensation              --        --           --      86,800             --         86,800
Accretion of Series A mandatorily redeemable
  convertible preferred stock to redemption value          --        --           --          --       (174,900)      (174,900)
Accretion of Series B mandatorily redeemable
  convertible preferred stock to redemption value          --        --           --          --        (16,300)       (16,300)
Net loss                                                   --        --           --          --     (1,553,400)    (1,553,400)
                                                    ---------   -------   ----------   ---------    -----------    -----------

Balance at December 31, 1998                        4,429,329    44,300      414,300     (14,900)    (2,239,300)    (1,795,600)
                                                    ---------   -------   ----------   ---------    -----------    -----------

Issuance of common stock to employees                  90,000       900      139,500    (140,400)            --             --
Issuance of warrants as consideration for sales
  channel partner services                                 --        --      461,600          --             --        461,600
Amortization of restricted stock compensation              --        --           --      68,500             --         68,500
Accretion of Series A mandatorily redeemable
  convertible preferred stock to redemption value          --        --           --          --       (197,700)      (197,700)
Accretion of Series B mandatorily redeemable
  convertible preferred stock to redemption value          --        --           --          --       (681,700)      (681,700)
Net loss                                                   --        --           --          --     (2,960,400)    (2,960,400)
                                                    ---------   -------   ----------   ---------    -----------    -----------

Balance at December 31, 1999                        4,519,329   $45,200   $1,015,400   $ (86,800)   $(6,079,100)   $(5,105,300)
                                                    =========   =======   ==========   =========    ===========    ===========

   The accompanying notes are an integral part of these financial statements.

NetOps Corporation
Statement of Cash Flows
Increase (Decrease) in Cash and Cash Equivalents
--------------------------------------------------------------------------------

                                                                                          December 31,
                                                                                      1999           1998
Cash flows from operating activities:
 Net loss                                                                         $(2,960,400)   $(1,553,400)
 Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation                                                                        137,000         66,800
  Issuance of warrants as consideration for services                                  461,600        125,000
  Amortization of deferred compensation                                                68,500         87,300
  Changes in operating assets and liabilities:
   Accounts receivable                                                             (1,423,800)       (46,800)
   Loan receivable from employees                                                       1,300         12,200
   Prepaid expenses and other assets                                                  (47,900)       (36,900)
   Accounts payable and accrued expenses                                              299,900        (42,800)
   Deferred revenue                                                                   107,300        (56,400)
                                                                                  -----------    -----------
Net cash used in operating activities                                              (3,356,500)    (1,445,000)
                                                                                  -----------    -----------
Cash flows from investing activities:
 Proceeds from bridge note                                                                 --        600,000
 Repayment of bridge note                                                                  --       (350,000)
 Purchase of property and equipment                                                  (251,600)      (219,000)
                                                                                  -----------    -----------
Net cash provided by (used in) investing activities                                  (251,600)        31,000
                                                                                  -----------    -----------

Cash flows from financing activities:
 Proceeds from issuance of preferred stock, net of issuance costs                          --      4,930,300
                                                                                  -----------    -----------
Net cash provided by financing activities                                                  --      4,930,300
                                                                                  -----------    -----------

Net increase (decrease) in cash and cash equivalents                               (3,608,100)     3,516,300
Cash and cash equivalents, beginning of year                                        4,733,300      1,217,000
                                                                                  -----------    -----------

Cash and cash equivalents, end of year                                            $ 1,125,200    $ 4,733,300
                                                                                  ===========    ===========

Supplemental disclosure of noncash financing activities:
   During 1998, the Company converted the remaining unpaid $250,000 of a bridge note into 160,256 shares of Series B Preferred Stock (Note 6)

   During 1999, the Company accreted $197,600 and $681,700 to the redemption value of the Series A and Series B Preferred Stock, respectively. During
   1998, the Company accreted $174,900 and $16,300 to the redemption value of the Series A and Series B Preferred Stock, respectively

Supplemental disclosures of cash flows:
 Income taxes paid                                                                $    12,500    $     2,300
                                                                                  ===========    ===========
 Interest paid                                                                    $        --    $    69,000
                                                                                  ===========    ===========

   The accompanying notes are an integral part of these financial statements.

NetOps Corporation
Notes to Financial Statements
--------------------------------------------------------------------------------

1.    Nature of the Business

      NetOps Corporation (the "Company") was incorporated in 1994 in Connecticut. In October 1997, the Company changed its state of incorporation to Delaware. The Company develops and markets software and services for network-level validation and testing, infrastructure health monitoring and analysis, and enhanced real-time fault detection.

2.    Basis of Presentation

      The financial statements have been prepared on a going-concern basis, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. The Company will require additional funds to meet planned obligations over the next twelve months and is seeking to raise such amounts through the private sale of its equity securities. The Company may, however, also seek to raise capital through public offerings, collaborative arrangements with corporate sources, or other sources of financing. There can be no assurance that such additional financing, if at all available, can be obtained on terms acceptable to the Company.

      Continuance of the Company as a going concern is dependent upon, among other things, the Company's ability to obtain adequate long-term financing, the acceptance of the Company's software products in the marketplace, and its attainment of profitable operations. These financial statements do not include any adjustments relating to the recoverability of the carrying amount of recorded assets or the amounts of liabilities that might result from the outcome of this uncertainty.

3.    Summary of Significant Accounting Policies

      Cash and Cash Equivalents

      For purposes of reporting cash flows, the Company considers its short term, highly liquid investments with original maturities of three months or less to be cash equivalents. The Company invests its excess cash in an overnight money market account. Accordingly, the investments are subject to minimal credit and market risk. At December 31, 1999 and 1998, the Company had $1,125,200 and $4,733,300, respectively, in a money market account.

      Revenue Recognition and Deferred Revenue

      The Company generates the majority of its revenue from the license sale of its AutoDetect and Visionary software. The Company also derives revenue from consulting services performed for the analysis and interpretation of data generated by the Company's network fault detection software installed at customer sites.

      Software revenue is recognized in accordance with AICPA Statement of Position 97-2, "Software Revenue Recognition" ("SOP 97-2"). Under SOP 97-2, the Company recognizes software license revenue when a noncancelable license agreement has been executed, fees are fixed and determinable, the software has been delivered, accepted by the customer if acceptance is required by the contract and other than perfunctory, and collection is considered probable. The Company generally recognizes license revenue on delivery of the software unless there is significant

NetOps Corporation
Notes to Financial Statements
--------------------------------------------------------------------------------

      uncertainty about customer acceptance, in which case the Company delays recognition of the related revenue until the software is accepted by the customer.

      Maintenance revenues are recognized ratably over the maintenance period. Revenues from implementation and training services are recognized as services are performed.

      Revenue from consulting services contracts is deferred and recognized ratably over the contractual period the services are provided.

      Property and Equipment

      Property and equipment are stated at cost. Depreciation is computed using the double declining balance method over the estimated useful lives of the assets. Maintenance and repair costs are expensed as incurred. The Company has adopted the provisions of Statement of Position ("SOP") 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use." This statement requires capitalization of certain costs incurred in the development of internal-use software. The Company periodically reviews the carrying value of its fixed assets to assess recoverability based upon future expectations of non-discounted cash flows from operations.

      Research and Development and Software Development Costs

      The Company incurs costs to develop computer software to be marketed to customers. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," the Company has evaluated the establishment of technological feasibility of its various products during the development phase. The time period during which costs could be capitalized from the point of technological feasibility until the time of general product release is very short and, consequently, these costs are expensed as incurred as the amounts that could be capitalized are not material to the Company's financial position.

      Concentration of Credit Risk and Significant Customers

      Financial instruments which potentially expose the Company to concentration of credit risk consist primarily of trade accounts receivable. The Company sells its services to various companies in the United States across several industries. The Company performs ongoing credit evaluations of its customers to ensure reserves for potential credit losses are not warranted.

      For the year ended December 31, 1999, the Company's two most significant customers accounted for approximately 68% and 15% of the Company's net revenues, respectively. No other customer exceeded 10% of net revenues. At December 31, 1999, one customer accounted for 94% of the Company's outstanding accounts receivable.

NetOps Corporation
Notes to Financial Statements
--------------------------------------------------------------------------------

      For the year ended December 31, 1998, the Company's three most significant customers accounted for approximately 23%, 12% and 10% of the Company's net revenues, respectively. No other customer exceeded 10% of net revenues. No customer exceeded more than 10% of the accounts receivable balance at December 31, 1998.

      Financial Instruments

      The carrying amounts of the Company's financial instruments, which include cash, accounts receivable, accounts payable and accrued expenses, approximate their fair value due to the short term nature of the assets and liabilities.

      Employee Stock Compensation

      The Company's Long Term Incentive Plan (Note 8), consisting of stock grants to employees, is accounted for in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees." The Company has adopted the disclosure requirements of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation."

      Segment Information

      In 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," replacing the "industry segment" approach with the "management" approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. The Company operates in one segment: software and services for network-level validation, testing, analysis, and fault detection. SFAS No. 131 also requires disclosures about products and services, geographic areas, and major customers. The adoption of SFAS No. 131 had no impact on the Company's financial statements for the periods presented.

      Comprehensive Income

      The Company has adopted the accounting treatment prescribed by Statement of Financial Accounting Standards ("SFAS") No. 130, "Comprehensive Income." The adoption of this statement had no material impact on the Company's financial statements for the periods presented.

      Recently Issued Accounting Pronouncement

      In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation - an interpretation of APB Opinion No. 25" ("FIN 44"). FIN 44 clarifies the application of APB Opinion No. 25 and among other issues clarifies the following: the definition of an employee for purposes of applying APB Opinion No. 25, the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequence of various modifications to the terms of previously fixed stock options or awards, and the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain conclusions in FIN 44 cover specific events that occurred after either December 15, 1998 or January 12, 2000. The Company is currently evaluating the impact of FIN 44 on its results of operations and financial position.

NetOps Corporation
Notes to Financial Statements
--------------------------------------------------------------------------------

      Use of Estimates

      The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses at and during the reporting periods of the financial statements. Actual results could differ from these estimates.

      Reclassifications

      Certain prior year's amounts have been reclassified to conform to the current year's presentation.

4.    Property and Equipment

      Property and equipment consist of the following:

                                                                    Estimated
                                         December 31,              useful life
                                     1999            1998            (years)

Computer hardware                 $ 349,200       $ 200,400             5
Computer software                    85,000          22,300             3
Office furniture and equipment       97,500          85,300             7
Leasehold improvements               70,300          42,400       Life of lease
                                  ---------       ---------
                                    602,000         350,400
Accumulated depreciation           (262,200)       (125,200)
                                  ---------       ---------
                                  $ 339,800       $ 225,200
                                  =========       =========

      Depreciation expense for the years ended December 31, 1999 and 1998 was $137,000 and $66,800, respectively.

NetOps Corporation
Notes to Financial Statements
--------------------------------------------------------------------------------

5.    Accounts Payable and Accrued Expenses

      Accounts payable and accrued expenses are composed of the following:

                                                             December 31,
                                                        1999              1998

Accounts payable                                      $181,000          $ 65,600
Accrued bonuses                                        128,400             7,600
Accrued sales commissions                               59,400             2,500
Accrued audit fees                                      30,000            24,300
Other accrued expenses                                  11,600            10,500
                                                      --------          --------
                                                      $410,400          $110,500
                                                      ========          ========

6.    Bridge Note

      In October 1998, the Company received a $600,000 bridge note from certain shareholders. As consideration for the bridge note, the Company granted the shareholders warrants to purchase shares of the Company's common stock. The number of warrants and the exercise price was to be determined based on the duration the bridge note was outstanding. The estimated fair value of the warrants was not material, therefore, no value was ascribed to the warrants for financial reporting purposes. In connection with the issuance of the Series B Preferred Stock (Note 7), the Company converted $250,000 of the bridge note into 160,256 shares of Series B Preferred Stock. The remaining $350,000 of the loan was paid back in cash. In addition, the Company exercised its option to buy back the rights to the warrants by paying $69,000 in interest on the note to cover the period from issuance to conversion.

7.    Preferred Stock

      In October 1997, the Company issued 1,500,000 shares of its Series A Mandatorily Redeemable Convertible Preferred Stock ("Series A Preferred Stock") at a purchase price of $1.00 per share. Net proceeds as a result of the sale totaled $1,463,500.

      In December 1998, the Company issued 3,205,128 shares of its Series B Mandatorily Redeemable Convertible Preferred Stock ("Series B Preferred Stock") at a purchase price of $1.56 per share. Net proceeds as a result of the sale totaled $4,930,300. In addition, the Company converted $250,000 of its bridge loan (Note 6) into 160,256 shares of Series B Preferred Stock.

      The purchaser of the Series B preferred stock has the option, exercisable at its sole discretion, to purchase an additional 3,504,274 shares at a purchase price of $1.56 per share. This option shall terminate upon the earlier of five years or certain business performance criteria being met by the Company.

NetOps Corporation
Notes to Financial Statements
--------------------------------------------------------------------------------

   The Series A Preferred Stock and Series B Preferred Stock (the "Preferred Stock") have the following characteristics:

      Conversion Rights

      The Series A and Series B Preferred Stock are convertible, at the option of the holder, into common stock of the Company at a conversion price currently equal to $0.57 and $1.56 per share, respectively, which may be adjusted in accordance with certain anti-dilution and performance provisions. The Preferred Stock will automatically convert into common stock upon the closing of an initial public offering, from which net proceeds equal or exceed $25,000,000 at a price per share equal to or greater than a price currently equal to $6.24 per share or upon the affirmative vote of at least 50% of the Preferred Stockholders.

      Voting rights

      Holders of the Preferred Stock are entitled to vote upon any matter submitted to the stockholders for a vote. Each share of preferred stock shall have one vote for each full share of common stock into which the respective share of preferred stock would be convertible on the record date of the vote.

      Dividends

      The holders of the Series A and Series B Preferred Stock are entitled to dividends at the rate of $0.10 and $0.156, respectively, per share per annum. These dividends accrue and are cumulative from the date of issuance. This cumulative dividend is being recorded by a charge to accumulated deficit and an increase to the carrying values of the Preferred Stock. Dividends are payable in the form of cash or in additional shares of common stock at the stockholder's option. The state in which the Company is incorporated does not preclude companies from accruing dividends when a stockholders' deficit exists.

      Liquidation

      In the event of any liquidation, dissolution or winding up of the Company, the holders of the Series A and Series B Preferred Stock shall be entitled to receive, prior to and in preference to the holders of the common stock, an amount equal to $1.00 and $1.56 per share, respectively, plus any accrued but unpaid dividends. In addition, the Preferred Stockholders shall receive an amount of cash such that the compounded internal rate of return of the Preferred Stock is 10% per annum.

      Redemption rights

      Based upon the following redemption schedule, the majority of the Series A and Series B Preferred Stockholders shall have the right to cause the Company to redeem the then outstanding Series A and Series B Preferred Stock at a price currently equal to $1.00 and $1.56 per share, respectively, plus any accrued but unpaid dividends as follows:

NetOps Corporation
Notes to Financial Statements
--------------------------------------------------------------------------------

                                                            Cumulative
                                                        redemption amount
Redemption date                                   Series A             Series B

October 16, 2002                                 $  719,800           $2,519,400
October 16, 2003                                  1,583,600            5,542,700
October 16, 2004                                  2,613,000            9,145,500

            The excess of the estimated redemption value over the carrying value is being accreted through periodic charges to accumulated deficit over the life of the instrument.

            Other Rights

            The Company must first obtain the approval of at least two thirds of the Preferred Stockholders to amend the certificate of incorporation or to execute certain transactions if such actions would adversely affect any of the rights, preferences or privileges or shares of the Preferred Stock.

8.    Common Stock

      Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company's stockholders. Common stockholders are entitled to receive dividends, if any, as may be declared by the board of directors, subject to any preferential dividend rights of the preferred stockholders.

      At December 31, 1999, the Company had 7,754,808 shares of its common stock reserved for issuance upon conversion of the Series A and Series B Preferred Stock, for the exercise of outstanding warrants and for awards to be granted and exercised under the Company's long-term incentive plan.

      During 1998, the Company entered into an agreement with a sales channel partner (the "Partner") whereby the Company will pay the Partner 15% of sales generated by the Partner and the Partner will provide certain marketing support services. In addition, the Company issued warrants to purchase 1,059,176 shares of the Company's common stock to the Partner. The warrants have an exercise price of $1.00 per share, are exercisable over an eighteen-month period, and have a term of five years.

      The amount and terms of the warrants issued to the Partner are subject to certain anti-dilution and performance provisions. As a result, the warrant agreement was amended upon the issuance of the Series B Preferred Stock and the number of warrants was increased to 1,258,866 and the exercise price was changed to $0.57 per share.

      The fair value of these warrants is being measured as the warrants vest and are earned. During 1998, the estimated fair value of the warrants earned was $125,000 which was expensed during 1998. The fair value of the warrants was determined using the Black-Scholes option pricing model with the following assumptions: 40% volatility; risk free interest rate of 5.625%; and an expected life of 3 years.

NetOps Corporation
Notes to Financial Statements
--------------------------------------------------------------------------------

      In 1999, the remaining 419,622 warrants with a fair value of $461,600 vested and were expensed. The fair value of the warrants was determined using the Black-Scholes option pricing model with the following assumptions: 40% volatility; risk free interest rate of 6.3%; and an expected life of 3 years. See Note 12 for a further discussion.

9.    Long-Term Incentive Plan

      During 1997, the stockholders approved the Long-Term Incentive Plan (the "Plan"), an equity incentive program which provides for the granting of the Company's common stock, stock appreciation rights, warrants and nonqualified stock options to employees, contractors, directors and other service providers and incentive stock options to employees and directors of the Company. Under the Plan, stock option grants may remain exercisable for a period no later than ten years from the date of the grant and are payable either in cash, common stock or a combination of both.

      Stock appreciation rights entitle the holder to surrender to the Company a portion or all of the unexercised related stock options and to receive cash or shares of common stock of a value equal to the amount by which the fair market value of each share on the date of exercise exceeds the exercise price of the related stock option. Stock appreciation rights are exercisable at the same time and with regard to the same number of shares as the related stock option is exercisable. In no event may the cash portion of such payment exceed 50% of the total amount due. As of December 31, 1999, no stock appreciation rights had been granted.

      Restricted stock awards are subject to forfeiture unless the recipient remains employed with the Company for a minimum period or the Company achieves specified performance based goals. The period in which the restricted stock remains subject to forfeiture shall not be less than one year or not more than ten years. Generally, the restricted stock awards remain subject to forfeiture over two years in six month intervals.

      Stock options entitle the recipient to purchase shares of common stock of the Company at a stated price on the date of grant for a predetermined period of time, but in no event may any portion of a stock option be exercisable later than ten years from the date of grant. Generally, the stock option awards vest over a two to four-year period.

      Employee warrants under the plan shall be issued at the exercise price of not less than the fair market value per share on the date of issuance. No warrants may be exercisable later than ten years from the date of grant. The purchase price of shares purchased, pursuant to any warrant exercise shall be paid in cash. As of December 31, 1999, no warrants had been issued to employees.

      The Plan is administered by the Board of Directors, who determines the fair market value of the common stock at the date of grant and the vesting period for the shares issued under the Plan. There are 2,722,558 shares specifically reserved for issuance under the plan. All instruments issued under the Plan are subject to restrictions on the sale or transfer on the part of the holder.

NetOps Corporation
Notes to Financial Statements
--------------------------------------------------------------------------------

      All activity under the Plan during 1999 and 1998 related to restricted stock awards and stock options. Activity under the plan is summarized as follows:

                                        Restricted Stock                Stock Options
                                     ----------------------- ---------------------------------
                                                  Weighted                 Weighted   Weighted
                                                   average                 average     average
                                     Number of    grant date  Number of   grant date  exercise
                                      shares      fair value    shares     fair value   price

Outstanding at December 31, 1997      218,750         --             --         --         --
  Granted                             233,250      $0.25             --         --         --
  Exercised                                --         --             --         --         --
  Forfeited                                --         --             --         --         --
                                      -------                 ---------

Outstanding at December 31, 1998      452,000      $0.25             --         --         --
  Granted                              90,000      $1.56      1,630,558      $1.56      $1.56
  Exercised                                --         --             --         --         --
  Forfeited                                --         --             --         --         --
                                      -------                 ---------
Outstanding at December 31, 1999      542,000      $0.47      1,630,558      $1.56      $1.56
                                      =======                 =========

      At December 31, 1999, 61,250 restricted stock shares remain subject to forfeiture.

      The following table summarizes information about options outstanding and exercisable at December 31, 1999:

                                                      Outstanding
                                        ---------------------------------------

                          Average            Number of            Number of
         Exercise        Remaining            Options              Options
          Price             Life            Outstanding          Exercisable
                         (in years)
          $1.56              9               1,630,558             26,500

      During 1999, 1,630,558 options were granted at an exercise price equal to the grant date fair value of $1.56.

      The Company applies APB No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for the plan. Total compensation expense recognized during 1999 and 1998 related to stock options and stock grants under the plan was $68,500 and $86,800, respectively.

      Compensation expense under the plan if determined based upon the fair value at the grant date of the awards, consistent with the methodology prescribed under SFAS No. 123, "Accounting for

NetOps Corporation
Notes to Financial Statements
--------------------------------------------------------------------------------

      Stock Based Compensation," would have been $827,200 and $53,300 for the years ended December 31, 1999 and 1998, respectively.

      The following weighted average assumptions are included in the estimated grant date fair value calculations for the Company's stock option and restricted share awards:

                                                                 Year ended
                                                                December 31,
                                                            1999            1998

Expected dividend yield                                     0.0%            0.0%
Expected stock price volatility                             0.0%            0.0%
Risk free interest rate                                     6.3%            5.6%
Expected life (years)                                         5               5

10.   Income Taxes

      The deferred tax provision was determined under the asset and liability approach. Deferred tax assets and liabilities were recognized on differences between the book and tax basis of assets and liabilities using presently enacted tax rates. The provision for income taxes was the sum of the amount of income tax paid or payable for the year as determined by applying the provisions of enacted tax laws to the taxable income for that year and the net change during the year in the Company's deferred tax assets and liabilities.

      The Company had a net deferred tax asset at December 31, 1999 and 1998 of approximately $2,011,800 and $798,000, respectively. The net deferred tax asset primarily represented the tax benefit of operating loss carryforwards. At December 31, 1999, the Company had net operating loss carryforwards of approximately $2,011,800, which will expire in 2012 through 2019. The Company has provided a valuation allowance for the full amount of the deferred tax assets in excess of the deferred tax liability since management has not determined the realization of these future benefits to be more likely than not.

      There is substantial evidence to suggest that changes in ownership attributable to the Company's December 1998 issuance of Preferred Stock constitute an "ownership change" under Internal Revenue Code Section 382. If such ownership change has occurred, the Company will be limited in its utilization of net operating losses to approximately $700,000 annually.

NetOps Corporation
Notes to Financial Statements
--------------------------------------------------------------------------------

11.   Commitments

      The Company has entered into noncancelable operating leases for office space. The Company's future minimum lease commitments under these leases are as follows:

                                                                       Amount

2000                                                                $ 158,700
2001                                                                  165,300
2002                                                                  139,800
2003                                                                  139,800
2004                                                                       --
                                                                    ---------
Total minimum lease payments                                        $ 603,600
                                                                    =========

      Rent expense under the noncancelable operating leases was approximately $152,900 and $41,600 for the years ended December 31, 1999 and 1998, respectively.

12.   Subsequent Event

      On February 14, 2000, the Company terminated its relationship with its sales channel partner (Note 8). The partner accepted that it had failed to fulfill certain of its obligations under the terms of the contract and agreed to cancel the warrants. All warrants were returned unexercised.